Exhibit 10.5

GLEACHER & COMPANY, INC.

INDUCEMENT STOCK OPTION AGREEMENT

THIS INDUCEMENT STOCK OPTION AGREEMENT (this “Agreement”) confirms the grant on May 9, 2011 (the “Grant Date”) by Gleacher & Company, Inc., a Delaware corporation (the “Company”), to Thomas Hughes (“Employee”) of non-qualified options (“Options”) to acquire shares of the Company’s common stock (“Shares”), as follows:

Number of Shares Covered by Option Granted:  1,000,000

How Options Vest and Become Exercisable:  33-1/3% of the Options if not previously forfeited will vest and become exercisable on the first anniversary of the Grant Date; 33-1/3% of the Options, if not previously forfeited, will vest and become exercisable on the second anniversary of the Grant Date; and 33-1/3% of the Options, if not previously forfeited, will vest and become exercisable on the third anniversary of the Grant Date; provided in each case that Employee continues to be employed by the Company or another Group Entity (sometimes referred to herein as an “Employer”) on such vesting date (each, a “Stated Vesting Date”), except as otherwise provided in Section 4 of the Terms and Conditions of Stock Options attached hereto (the “Terms and Conditions”).  If Employee has a Termination of Employment prior to a Stated Vesting Date, any Options that are not otherwise vested and exercisable by that date, will be immediately forfeited, except as otherwise provided in Section 4 of the Terms and Conditions.

Exercise Prices of the Options:  The exercise price per Share of the Options will be $1.85.

Duration of the Options:  Except as otherwise provided in Section 4 of the Terms and Conditions, if not previously forfeited, the Options shall expire and shall no longer be exercisable after the expiration of six years from the Grant Date.

The Options are being granted as an inducement award pursuant to the “employee inducement” award exception of Nasdaq Listing Rule 5635(c)(4) and are not granted under the Company’s 2007 Incentive Compensation Plan (the “Plan”).  The Options will be subject to the terms and conditions of the Plan (despite the fact that they are not granted under the Plan), and this Agreement, including the Terms and Conditions attached hereto.  The number of Options, the number and kind of Shares deliverable upon exercise of Options, and other terms relating to the Options are subject to adjustment in accordance with Section 5 of the Terms and Conditions and Section 5.3 of the Plan.

Employee acknowledges and agrees that (i) the Options are nontransferable, except as provided in Section 3 of the Terms and Conditions and Section 9.2 of the Plan, (ii) the Options are subject to forfeiture upon Employee’s Termination of Employment as set forth in Section 4 of the Terms and Conditions, and (iii) sales of Shares delivered in settlement of Options will be subject to the Company’s policies regulating trading by employees.

IN WITNESS WHEREOF, GLEACHER & COMPANY, INC. has caused this agreement to be executed by its officer thereunto duly authorized, and Employee has duly executed this Agreement, by which each has agreed to the terms of this Agreement.

Employee:	GLEACHER & COMPANY, INC.

/s/ Thomas J. Hughes	By:	/s/ Eric J. Gleacher
Thomas J. Hughes		Eric J. Gleacher
Chairman of the Board of Directors

TERMS AND CONDITIONS OF STOCK OPTIONS

The following Terms and Conditions apply to the Options granted to Employee by the Company, as specified in the Agreement (of which these Terms and Conditions form a part).  Certain terms of the Options, including the number of Options granted, vesting dates and expiration date, are set forth in the Agreement.

1.             GENERAL.  The Options are being granted as an inducement award pursuant to the “employee inducement” award exception of Nasdaq Listing Rule 5635(c)(4) and are not granted under the Company’s 2007 Incentive Compensation Plan (the “Plan”).  Notwithstanding that the Options are not granted under the Plan, all of the applicable terms, conditions and other provisions of the Plan are incorporated by reference herein.  As such, while this award is not granted under the Plan, a copy of the Plan and information regarding the Plan, including documents that constitute the “Prospectus” for the Plan under the Securities Act of 1933, can be obtained from the Company upon request.  Capitalized terms used in the Agreement and these Terms and Conditions but not defined herein shall have the same meanings as in the Plan.  If there is any conflict between the provisions of the Agreement and this Terms and Conditions and mandatory provisions of the Plan, the provisions of the Plan govern, otherwise, the terms of this document shall prevail.  By accepting the grant of the Options, Employee agrees to be bound by all of the terms and provisions of the Plan (as presently in effect or later amended), the rules and regulations under the Plan adopted from time to time, and the decisions and determinations of the Company’s Executive Compensation Committee (the “Committee”) made from time to time; provided that no such Plan amendment, rule or regulation or Committee decision or determination without the consent of an affected Participant shall materially impair the rights of Employee with respect to the Options.

2.             TIME AND METHOD OF EXERCISE.  At any time while any portion of the Options remain vested and exercisable, Employee may exercise such vested Options in whole or in part by delivering to the Company written notice of exercise and payment of the exercise price.  Such exercise price may be paid (i) in cash, by check or in another cash equivalent acceptable to the Company, (ii) by transfer to the Company of nonforfeitable, unrestricted Shares held by Employee, (iii) through broker-assisted “cashless” exercise arrangements, to the extent permissible under applicable law, (iv) by any other method permitted under the Plan and under rules established by the Committee and in effect from time to time, or (v) by a combination of the foregoing.

3.             NONTRANSFERABILITY.  Employee may not sell, transfer, assign, pledge, margin or otherwise encumber or dispose of Options or any rights hereunder to any third party other than by will or the laws of descent and distribution (or to a designated Beneficiary in the event of Employee’s death), and Options, if exercisable, shall be exercisable during the lifetime of Employee only by Employee or his guardian or legal representative.

4.             TERMINATION PROVISIONS.  The following provisions will govern the forfeiture of the Options upon the occurrence of certain events relating to a Termination of Employment, unless otherwise determined by the Committee:

(a)           Death or Disability.  In the event of Employee’s death or Disability (as defined below), all Options then outstanding, if not previously vested, will become vested and exercisable, and all then-outstanding Options will remain exercisable through the earlier of (i) the applicable expiration date set forth in the Agreement or (ii) the first anniversary of the date of the Termination of Employment; provided that, in the case of Disability, Employee (or his legal representative) executes and does not revoke a release and separation agreement in such form as may be requested by the Company within 45 days following the date of such Termination of Employment; provided, however, that any vested and unexercised Options will subsequently be forfeited if there occurs a Forfeiture Event (as defined below) prior to the occurrence of the earlier of the dates determined in accordance with clauses (i) and (ii) above.

(b)           Termination by Employee for Good Reason or by the Company without Cause following a Change in Control.  In the event of (i)

Employee’s Termination of Employment by Employee for Good Reason (as defined below) or (ii) Employee’s Termination of Employment by the Company without Cause (as defined below) during the two-year period immediately following a Change in Control (as defined below), the portion of the then-outstanding Options not vested as of the date of such Termination of Employment shall, subject to Employee executing and not revoking a release and separation agreement in such form as may be requested by the Company within 45 days following the date of Termination of Employment, accelerate and, all then- outstanding Options will remain exercisable through the earlier of (A) the applicable expiration date set forth in the Agreement or (B) the first anniversary of the date of the Termination of Employment; provided, however, that any vested and unexercised Options will subsequently be forfeited if there occurs a Forfeiture Event prior to the occurrence of the earlier of the dates determined in accordance with clauses (A) and (B) above.

(c)           Termination by Employee without Good Reason or by the Company without Cause prior to a Change in Control.  In the event of Employee’s Termination of Employment by the Company without Cause prior to a Change in Control or by the Employee without Good Reason, the portion of the then-outstanding Options not vested at the date of such Termination will be forfeited, and the portion of the then-outstanding Options vested at the date of such Termination will remain exercisable until the earliest of (i) the applicable expiration date set forth in the Agreement, or (ii) with respect to (A) a Termination of Employment by Employee without Good Reason, the 90th day following the date of such Termination of Employment and (B) a Termination of Employment by the Company without Cause prior to a Change in Control, the first anniversary of the date of such Termination of Employment ; provided, however, that any vested and unexercised Options will subsequently be forfeited if there occurs a Forfeiture Event prior to the occurrence of the earlier of the dates determined in accordance with clauses (i) and (ii) above.

(d)           Termination by the Company for Cause.  In the event of Employee’s Termination of Employment by the Company for Cause, all then-outstanding Options, whether vested or unvested, shall be immediately forfeited for no consideration.

5.             SHAREHOLDER’S RIGHTS, DIVIDENDS AND ADJUSTMENTS.

(a)           Shareholder’s Rights and Dividends.  Employee will have no rights as a shareholder, and will not be entitled to any dividends declared or paid, with respect to any Share underlying an Option unless and until such Share is issued to Employee upon the proper exercise of such Option.

(b)           Adjustments.  The number of Options granted to Employee, the number of Shares underlying such Options and/or the exercise price per Share of such Options shall be appropriately adjusted, in order to prevent dilution or enlargement of Employee’s rights with respect to such Options and Shares or to reflect any changes in the number of outstanding Shares resulting from any event referred to in Section 5.3 of the Plan.

6.             EMPLOYEE REPRESENTATIONS AND WARRANTIES AND RELEASE.  As a condition to any exercise of the Options, the Company may require Employee (i) to make any representation or warranty to the Company as may be required under any applicable law or regulation, (ii) to make a representation and warranty that no Forfeiture Event has occurred or is contemplated and (iii) to execute a release of claims against the Company arising before the date of such release, in such form as may be specified by the Company.

7.             OTHER TERMS RELATING TO OPTIONS.

(a)           Deferral of Settlement.  No settlement of the exercise of an Option may be deferred hereunder.

(b)           Fractional Options and Shares.  The number of Shares underlying Options credited to Employee shall not include fractional shares, unless otherwise determined by the Committee.

(c)           Tax Withholding.  Employee shall make arrangements satisfactory to the Company, or, in the absence of such arrangements, a Group Entity may deduct from any payment to be made to Employee any amount necessary, to satisfy requirements of federal, state, local, or foreign tax law to withhold taxes or other amounts with respect to the exercise of the Options.  Unless Employee has made separate arrangements satisfactory to the Company, the Company may elect to withhold Shares deliverable in settlement of the Options having a Fair Market Value equal to the amount of such tax liability required to be withheld in connection with the exercise of the Options, but the company shall not be obligated to withhold such Shares.

8.             MISCELLANEOUS.

(a)           Binding Agreement; Written Amendments.  This Agreement shall be binding upon the heirs, executors, administrators and successors of the parties.  This Agreement and the Plan constitute the entire agreement between the parties with respect to the Options, and supersede any prior agreements or documents with respect thereto.  No amendment, alteration, suspension, discontinuation, or termination of this Agreement that may impose any additional obligation upon the Company or materially impair the rights of Employee with respect to the Options shall be valid unless in each instance such amendment, alteration, suspension, discontinuation, or termination is expressed in a written instrument duly executed in the name and on behalf of the Company and by Employee.

(b)           No Promise of Employment.  The Options and the granting thereof shall not constitute or be evidence of any agreement or understanding, express or implied, that Employee has a aright to continue as an officer or employee of the Company for any period of time, or at any particular rate of compensation.

(c)           Governing Law.  THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE WITHOUT GIVING EFFECT TO CONFLICTS OF LAWS PRINCIPLES.

(d)           Legal Compliance.  Employee agrees to take any action the Company reasonably deems necessary in order to comply with federal and state laws, or the rules and regulations of the NASDAQ Global Market or any other stock exchange, or any other obligation of the Company or Employee relating to the Options or this Agreement.  Employee agrees that the Options are subject to any forfeiture that may be required by applicable law, as well as any policies of the Company, including, without limitation, any stock ownership guidelines and incentive compensation clawback policy applicable to senior executives of the Company, as each policy is adopted or amended from time to time..

(e)           Notices.  Any notice to be given the Company under this Agreement shall be addressed to the Company at 1290 Avenue of the Americas, New York, New York 10104, Attention: Corporate Secretary, and any notice to the Employee shall be addressed to the Employee at Employee’s address as then appearing in the records of the Company.

9.             CERTAIN DEFINITIONS.  The following definitions apply for purposes of this Agreement:

(a)           “Cause” has the meaning ascribed in the Letter Agreement.

(b)           “Change in Control” has the meaning ascribed in the Letter Agreement.

(c)           “Disability” means disability as defined in the Company’s long-term disability plan as in effect from time to time.

(d)           “Forfeiture Event” means without the consent in writing of the Board of Directors of the Company, Employee will not, at any time prior to an applicable Stated Vesting Date or exercise of vested Options, acting alone or in conjunction with others, directly or indirectly, (A) induce any customer or client of or investor (excluding anyone who is an investor solely as a holder of Company common stock ) in any Group Entity, to curtail, limit, or cancel their business with any Group Entity; (B) induce, or attempt to influence, any employee of any Group Entity to terminate employment; (C) solicit, hire or retain as an employee or independent contractor, or assist any third party in the solicitation, hire, or retention as an employee or independent contractor, any person who during the previous 12 months was an employee of any Group Entity; (D) otherwise fail to comply with the conditions set forth in Sections 7.4(b) and (c) of the Plan or (E) breach the covenants contained in the Letter Agreement and, for purposes of this clause (E), such covenants shall remain in effect and continue to apply through the later of the Stated Vesting Date or exercise of vested

Options, notwithstanding any earlier expiration of such covenants for purposes of the Letter Agreement.

(e)           “Good Reason” has the meaning ascribed in the Letter Agreement.

(f)            “Group Entity” means either the Company or any of its subsidiaries and affiliates.

(g)           “Letter Agreement” means that certain letter agreement entered into by and between Employee and the Company dated April 18, 2011.

(h)           “Termination of Employment” means the event by which Employee ceases to be employed by a Group Entity and immediately thereafter is not employed by any other Group Entity.